INDUSTRY TECHNOLOGY LEADER TAMPA ELECTRIC JOINS THE PRIVATE LTE MOVEMENT WITH 900 MHz SPECTRUM AGREEMENT

WOODLAND PARK, NJ, November 27, 2023 — Anterix (NASDAQ: ATEX) announced today that Tampa Electric (“TECO”), a subsidiary of Emera Inc., has signed an agreement providing TECO the use of Anterix’s 900 MHz spectrum throughout the company’s service territory in West Central Florida. The agreement provides TECO dedicated use of the 900 MHz spectrum for 20 years, with two optional ten-year extensions.

“Tampa Electric is a recognized technological leader in the electric utility industry with a track record of innovation that truly sets it apart,” said Rob Schwartz, President & CEO of Anterix. “We’re excited to have TECO join the growing list of utilities, as well as the more than 100 technology companies that comprise the Anterix Active Ecosystem, who together are driving the nationwide standardized 900 MHz utility broadband solution in support of a modernized grid.”

For further information about the Anterix-Tampa Electric agreement, see the Tampa Electric Agreement Fact Sheet in the investor information section of Anterix’s website.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Media Contact

Paul Gaige
Vice President
Hill+Knowlton Strategies
504-957-1434
Paul.Gaige@hkstrategies.com

About Anterix

At Anterix, we partner with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 100 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico, we are uniquely positioned to enable private LTE solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the TECO Agreement, (ii) Anterix’s and TECO’s ability to negotiate and enter into agreements with incumbents to clear the 900 MHz Broadband Spectrum allocation in TECO’s service areas on a timely basis and on commercially reasonable terms; (iii) Anterix's ability to qualify for and timely secure broadband licenses in TECO’s service areas; and (iv) Anterix's ability to satisfy the other terms of its agreement with TECO. Any such forward-looking statements are based on the current expectations of Anterix's management and are subject to a number of risks and uncertainties that could cause Anterix's actual future results to differ materially from its management's current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix's spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix's future results of operations are identified and described in more detail in Anterix's most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix's website at www.anterix.com under the Investor Relations section and on the SEC's website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.